EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-139136, No. 333-126608, No. 333-126607, and No. 333-87920) of LIN TV Corp. of our report dated March 15, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of LIN TV Corp., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
March 15, 2010